UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 28, 2012

ATWOOD OCEANICS, INC.

(Exact name of registrant as specified in its charter)

Texas	1-13167	74-1611874
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15835 Park Ten Place Drive Houston, Texas	77084
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 749-7800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 28, 2012, Atwood Oceanics, Inc. (the “Company”) announced that Mr. Glen P. Kelley, Senior Vice President, Marketing and Business Development, will step down from his current position effective January 1, 2013. Mr. Kelley will stay on at the Company for a transition term as a non-executive employee until he retires effective December 31, 2013.

On October 1, 2012, the Company and Mr. Kelley intend to enter into an agreement to govern the transition term during which Mr. Kelley will remain at the Company as a non-executive employee (the “Agreement”). Pursuant to the Agreement, Mr. Kelley will assist the Company with such matters as the Company may reasonably request, including assisting with the transition to his successor and serving as a liaison with clients. Mr. Kelley’s salary and benefits will remain unchanged through January 1, 2013. During the transition term, Mr. Kelley will receive a salary of $100,000 and will continue to be eligible to participate in the Atwood Oceanics Retirement Plan. During such term, Mr. Kelley will not be eligible to (i) participate in any awards under the Company’s long-term incentive plans, (ii) receive an annual bonus, or (iii) continue participation in Atwood’s other benefit plans.

Any unvested stock options or performance-based units held by Mr. Kelley will continue to vest during the transition term according to the terms of such awards. On December 31, 2013, any unvested stock options or performance-based units previously granted to Mr. Kelley will be forfeited. Any unvested shares of restricted stock held by Mr. Kelley will continue to vest during the transition term pursuant to the terms of such awards; provided that 2/3 of the shares included in the restricted stock award granted to Mr. Kelley in December 2010 will vest on January 1, 2013 and be issued on July 2, 2013 and, subject to his continued employment through December 9, 2013, the remaining 1/3 of such shares will vest on such date. Any other unvested shares of restricted stock held by Mr. Kelley will be treated in accordance with the terms of the applicable incentive agreements and plans, such that 2/3 of the shares included in the restricted stock award granted to Mr. Kelley in December 2011 will vest on December 31, 2013. Subject to Mr. Kelley executing a waiver and release form, Mr. Kelley will receive a lump sum cash payment of $150,000 on January 31, 2014 in exchange for entering into non-disclosure and non-compete provisions included in the Agreement.

The foregoing summary of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement, which is attached as Exhibit 10.1.

Item 7.01	Regulation FD Disclosure

On September 28, 2012, the Company issued a press release announcing Mr. Kelley’s retirement and the appointment, effective October 1, 2012, of Geoff Wagner as Vice President, Marketing and Business Development.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Form of Retirement and Separation Agreement between the Company and Glen Kelley.

99.1	Press Release issued September 28, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATWOOD OCEANICS, INC.

By:	/s/ Mark L. Mey
Mark L. Mey
Senior Vice President

Date: September 28, 2012

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